UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 12, 2024

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A Special General Meeting of Shareholders (“SGM”) of TE Connectivity Ltd. (the “Company”) was held on June 12, 2024 to consider certain matters related to the merger agreement, dated March 18, 2024, between the Company and TE Connectivity plc (“Irish TEL”), pursuant to which the Company will merge with and into Irish TEL (the “Merger”), thereby changing the jurisdiction of organization of the Company from Switzerland to Ireland. As a result of the Merger, each shareholder of the Company (except for the Company or any of its subsidiaries) will receive one ordinary share of Irish TEL in exchange for each Company common share held immediately prior to the effectiveness of the Merger. The Merger is expected to become effective on or about September 30, 2024.

Proxies for the SGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company's solicitation.

A total of 273,077,658 registered shares (89.39% of 305,474,169 registered shares outstanding and entitled to vote as of May 23, 2024, the record date for the SGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the SGM. The agenda items submitted at the SGM were passed as described below and are described in detail in the Company’s definitive proxy statement dated April 24, 2024.

Agenda Item No. 1.  The approval of the merger agreement, dated March 18, 2024, by and between TE Connectivity Ltd. and TE Connectivity plc:

A total of 254,506,329 shares (93.20%) were voted for and 18,571,329 shares (6.80%) were counted as voted against this proposal (including 348,159 votes cast against, 253,780 abstentions and 17,969,390 broker non-votes, which are treated as against votes).

Agenda Item No. 2.  The approval, on a non-binding advisory basis, of the reduction of the share premium account of TE Connectivity plc to allow for the creation of distributable reserves of TE Connectivity plc:

A total of 272,347,211 shares (99.85%) were voted for and 398,612 shares (0.15%) were counted as voted against this proposal. Additionally, there were 331,835 abstentions with respect to this proposal which are not considered votes cast and do not affect the outcome of the vote.

Item 8.01 Other Events

On June 12, 2024, the Company issued the attached press release. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press release issued June 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this report include statements about the proposed change of its place of incorporation to Ireland, which are subject to risks, such as the risk that the change of place of incorporation might not be completed or, if completed, that the anticipated advantages might not materialize, as well as the risks that the price of TE Connectivity’s stock could decline and its position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected, and other risks described in TE Connectivity’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 24, 2024. More detailed information about risks and other factors that may affect TE Connectivity is set forth in its Annual Report on Form 10-K for the fiscal year ended Sept 29, 2023, as well as in its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2024	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary